Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Cineverse Corp.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	Rule 457(c)	21,805,701	$2.6487	$57,756,760.2387	0.00013810	$7,976.21
	Total Offering Amounts					$57,756,760.2387	0.00013810	$7,976.21
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fees Due							$7,976.21

(1)
The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and represents the average high and low trading prices of the Common Stock as reported on The Nasdaq Capital Market on March 13, 2026.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>v.<<VER>> \* MERGEFORMAT 4917-5472-5745v.5